Exhibit 99.1

GARRETT MOTION ENTERS INTO DEFINITIVE TRANSACTION AGREEMENT AND INITIATES VOLUNTARY REORGANIZATION IN CHAPTER 11 TO REMEDY CAPITAL STRUCTURE AND SUPPORT GROWTH

•	Company enters into a definitive agreement with KPS to serve as stalking horse bidder to purchase the business for $2.1 billion, subject to adjustment

•	Company voluntarily files for Chapter 11 protection, with support of holders of approximately 61% of its outstanding senior secured debt, to address balance sheet issues and facilitate the purchase

•	Company seeks court approval for $250 million debtor-in-possession financing facility to bolster liquidity position

•	Company expects to operate without interruption, including serving its customers and continued partnerships with its valued suppliers in the ordinary course of business

ROLLE, Switzerland – September 20, 2020 – Garrett Motion Inc. (“Garrett” or the “Company”) (NYSE: GTX) today announced that it has entered into an agreement with KPS Capital Partners, LP (“KPS”) with respect to a potential purchase of its business and commenced voluntary Chapter 11 cases with the United States Bankruptcy Court for the Southern District of New York in order to implement the purchase.

In connection with its reorganization, the Company has entered into a Restructuring Support Agreement with holders of approximately 61% of the Company’s outstanding senior secured debt as of the date of the chapter 11 filing and is seeking Court approval of $250 million of debtor-in-possession financing, arranged by Citigroup. The proceeds of the new financing, which is subject to Court approval and the satisfaction of other conditions precedent, will supplement cash flow from ongoing operations and bolster the Company’s liquidity position during the Chapter 11 cases.

KPS is a leading global private equity firm with a demonstrated track record of successfully investing in the automotive and transportation industries and well known to global automotive OEMs. KPS, with approximately $11.5 billion of assets under management, works to advance the strategic position, competitiveness and profitability of its investments to create world-class, industry-leading companies. Garrett believes KPS will provide the strategic and financial support to enable the Company to accelerate the development of cutting-edge technologies and solutions in highly engineered turbocharger, electric-boosting and connected vehicle technologies critical to the automotive industry’s future vehicle development.

The KPS stalking horse transaction agreement is subject to higher or better offers in the bankruptcy case. Closing of the transaction is subject to customary regulatory approvals, as well as court approval and other customary conditions.

Olivier Rabiller, President and Chief Executive Officer of Garrett, said, “Although the fundamentals of our business are strong and we have continued to try to develop our business strategy, the financial strains of the heavy debt load and liabilities we inherited in the spin-off from Honeywell - all exacerbated by COVID-19 - have created a significant long-term burden on our business.”

“This proposed transaction will provide a capital structure and institutional support to ensure our long-term viability and set the foundation for the next phase of Garrett’s growth. Our goal is to emerge from this process in early 2021 with a strengthened financial position, new and supportive ownership, and renewed energy and resources to continue to provide exceptional service to our customers, be a strong and reliable partner to our suppliers and other stakeholders, and act as a stable and desirable employer. I look forward to continuing to work with Garrett’s talented team and serving our customers with our advanced technologies,” Rabiller said.

Throughout the process, Garrett expects to operate without interruption, including providing customers with the same high-quality products and services they expect and continued partnerships with its valued suppliers in the ordinary course of business.

Additional Information on the Proposed Transaction

The Company anticipates emerging from the Chapter 11 and completing the sale process in early 2021. Upon the closing of the transaction, Garrett will operate as a private company.

Morgan Stanley & Co. LLC and Perella Weinberg Partners are serving as financial advisors, Sullivan & Cromwell LLP and Quinn Emanuel Urquhart & Sullivan LLP are serving as legal advisors, and AlixPartners are serving as restructuring advisor to Garrett Motion. UBS Investment Bank and Credit Suisse are serving as financial advisors and Davis Polk & Wardwell LLP is serving as legal advisor to KPS.

Court filings and other documents related to the Chapter 11 process are available at http://www.kccllc.net/garrettmotion or by calling the Company’s claims agent, KCC, at 866-812-2297 (U.S. toll-free) or +800 3742 6170 (international toll-free) or sending an email to Garrettinfo@kccllc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements including without limitation our statements regarding our Chapter 11 process. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to those described in our annual report on Form 10-K for the year ended December 31, 2019, as updated by our quarterly report on Form 10-Q for the period ended June 30, 2020, as well as our other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements.

About Garrett Motion Inc.

Garrett Motion is a differentiated technology leader, serving customers worldwide for more than 65 years with passenger vehicle, commercial vehicle, aftermarket replacement and performance enhancement solutions. Garrett’s cutting-edge technology enables vehicles to become safer, and more connected, efficient and environmentally friendly. Our portfolio of turbocharging, electric boosting and automotive software solutions empowers the transportation industry to redefine and further advance motion. For more information, please visit www.garrettmotion.com..

About KPS Capital Partners, LP

KPS, through its affiliated management entities, is the manager of the KPS Special Situations Funds, a family of investment funds with over $11.5 billion of assets under management (as of June 30, 2020). For over two decades, the Partners of KPS have worked exclusively to realize significant capital appreciation by making controlling equity investments in manufacturing and industrial companies across a diverse array of industries, including basic materials, branded consumer, healthcare and luxury products, automotive parts, capital equipment and general manufacturing. KPS creates value for its investors by working constructively with talented management teams to make businesses better, and generates investment returns by structurally improving the strategic position, competitiveness and profitability of its portfolio companies, rather than primarily relying on financial leverage. The KPS Funds’ portfolio companies have aggregate annual revenues of approximately $7.7 billion, operate 146 manufacturing facilities in 26 countries, and have approximately 26,000 employees, directly and through joint ventures worldwide. The KPS investment strategy and portfolio companies are described in detail at www.kpsfund.com.

Garrett Motion:

Michael Cimini

Garrett Motion Inc.

T: 973.216.3986

Michael.Cimini@garrettmotion.com

Arielle Patrick

Edelman

T: 917.624.3004

arielle.patrick@edelman.com

KPS:

David Wells or Catherine Johnson

Prosek Partners

T: 646.818.9287